UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of First Event Covered by Report: November 14, 2005

DTLL, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-30608 (Commission File No.)	41-1279182 (IRS Employer Identification Number)

1650 West 82nd Street, Suite 1200, Bloomington, MN 55431
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (952) 881-4105

Former name, former address and former fiscal year, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant

Effective November 14, 2005, our principal beneficial owner, GelStat Corporation, sold 12.4 million of its 12.5 million shares to Rotate Black, L.L.C. for cash in the amount of $500,000. As a result of such transaction, Rotate Black, L.L.C. now owns beneficially approximately 91.7% of the issued and outstanding shares of our common stock and has obtained control of the Company. To our information and belief, the funds used in the acquisition were not obtained from any third party, but were obtained from working capital at Rotate Black, L.L.C. As to the officers and directors of DTLL, Inc. after the transfer of control, see Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the acquisition described under Item 5.01 above, Stephen C. Roberts, the sole member of the Board of Directors of DTLL, prior to the acquisition, elected the two managers of Rotate Black, L.L.C., John Paulsen and Dhru Desai, as members of the Board of Directors. The newly constituted Board of Directors elected Mr. Paulsen as President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors, and elected Mr. Desai as Secretary. Dr. Roberts resigned his position as Chief Executive Officer, President, Chairman, Chief Financial Officer and Secretary in connection with the election of the new officers. The election of new Board members and officers was held on January 4, 2006. Biographies of the new directors and officers are set forth below, the information provided has been obtained from the individuals described.

John Paulsen, age 42, has over twenty years of experience in delivering development stage companies to long term market leaders. He is currently a managing partner of Rotate Black, L.L.C. and was previously Chairman and CEO of eNucleus, Inc., where he managed the successful development and execution of its profitable software and services company focused on delivering quality solutions to the Global 1000. Prior to April 1999, Mr. Paulsen served as President and CEO of MetroLink Communications, Inc., a network development firm focused on long haul transport of voice, video and data communications via software protocols. Prior to 1995, Mr. Paulsen served as President and CEO of American Teletronics, Inc. one of the nation’s first and largest long distance resellers.

Dhru Desai, age 44, has a distinguished career spanning over two decades in the technology and venture development arenas. Mr. Desai is currently the managing partner of Congruent Ventures, L.L.C., a Midwest-based seed capital firm focused on investing in the medical, technology and real estate markets. Prior to joining Congruent Ventures, Mr. Desai was the President of eNucleus, Inc. a profitable software and services provider offering a wide range of “off the shelf” and customized process management applications to the Global 1000. Mr. Desai was also the founder of Cronus Technologies, one of the telecom industry’s first signaling gateway companies, later divested to FastCom and Cisco for $50 million.

There are no employment agreements between DTLL and either of the new officers.

The newly elected directors have organized themselves into the following committees:

Audit	Compensation

Dhru Desai*	Dhru Desai*
Stephen C. Roberts	Stephen C. Roberts
John Paulsen

* Chairperson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2006	DTLL, INC.

	By:	/s/ John Paulsen
John Paulsen, Chief Executive Officer and Chief Financial Officer (Principal executive officer and principal accounting and financial officer) and Authorized Signatory